EXHIBIT 99.2


                  U.S. COMMODITY FUTURES TRADING COMMISSION
        Three Lafayette Centre, 1155 21st Street, Washington, DC 20581
                                www.cftc.gov


Bart Chilton                                              (202) 418-5060
Commissioner                                         (202) 418-5620 Facsimile
                                                         bchilton@cftc.gov


August 21, 2007


Mr. Dominic Bassani
Bion Environmental Technologies, Inc.
641 Lexington Avenue, 17th Floor
New York, New York  10022

Dear Mr. Bassani:

I write to follow up on my earlier e-mails to officially resign from the Board of Directors at Bion Environmental Technologies, Inc.

As you know, I was recently confirmed by the U.S. Senate to serve as a Commissioner at the Commodity Futures Trading Commission (CFTC). As such, I will no longer be able to serve on the Bion Board of Directors. In this regard, please remove my name from any current lists or documents, including, but not limited to, the Bion Environmental Technologies, Inc. homepage.

I have enjoyed working at Bion and wish you the best of luck in the future.

Sincerely,


/s/ Bart Chilton
Bart Chilton
Commissioner


cc:  John Dolan, OGC